Exhibit 99.2

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

Claire’s Stores, Inc. Announces Assumption of Obligations Under $400 Million of 9.00%

Senior Secured First Lien Notes Due 2019

CHICAGO, March 2, 2012. Claire’s Stores, Inc. (the “Company”) today announced the assumption by the Company of the obligations of Claire’s Escrow II Corporation (the “Escrow Issuer”) under the $400 million aggregate principal amount of 9.00% senior secured first lien notes due 2019 (the “Notes”) issued by the Escrow Issuer on February 28, 2012.

The Escrow Issuer had been created solely to issue the Notes, and upon their issuance, the proceeds had been placed in an escrow account pending the merger of the Escrow Issuer with and into the Company upon the availability of the Company’s financial statements for the fiscal year ended January 28, 2012 demonstrating compliance with certain existing debt covenants. On March 2, 2012, such financial statements were delivered to the Company’s lenders under its senior secured credit facility and the Escrow Issuer merged with and into the Company. Upon consummation of such merger on March 2, 2012, the Company and its direct or indirect wholly-owned domestic subsidiaries (the “Guarantors”) entered into a supplemental indenture pursuant to which the Company assumed the obligations of the Escrow Issuer under the indenture relating to the Notes and the Guarantors guaranteed the Notes. The Notes are secured on a first-priority basis by substantially all of the assets of the Company and the Guarantors. The security interests rank equally with those securing the Company’s senior secured credit facility.

The Company used the net proceeds of the offering of the Notes to reduce outstanding indebtedness under the Company’s current credit facility.

In addition, as previously announced by the Company, the Company has offered an additional $100 million aggregate principal amount of the Notes, which will be of the same series as the Notes issued by the Escrow Issuer on February 28, 2012 and will be issued under the same indenture. The additional $100 million aggregate principal amount of the Notes is scheduled to be issued on March 12, 2012.

The Notes were offered only to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-looking Statements:

This press release contains various forward-looking statements which represent the Company’s current expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are based on the information available to, and the expectations and assumptions deemed reasonable by the Company at the time this press release is issued. Although the Company believes that the assumptions underlying such statements are reasonable, it can give no assurance that any future results or events discussed in these statements will be achieved. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. A description of such risks are included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed with the SEC on April 21, 2011, and the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Contact Information:

J. Per Brodin, Executive Vice President and Chief Financial Officer

Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com